July 15, 2005

Echo Healthcare Acquisition Corp.

8000 Towers Crescent Drive

Suite 1300

Vienna, VA 22182

Roth Capital Partners, LLC

24 Corporate Plaza Drive

Newport Beach, CA 92660

Re:	Voting Agreement

Gentlemen:

Windy City, Inc. (“Windy City”), holder of 824,449 WC Shares (as defined below), in consideration of Roth Capital Partners, LLC (“Roth Capital”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering (“IPO”) of the securities of Echo Healthcare Acquisition Corp. (the “Company”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

1.           If the Company solicits approval of its stockholders of a Business Combination, Windy City will vote all WC Shares in favor of any solicitation to approve any Business Combination.

2.           In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within its power to cause the Company to liquidate as soon as reasonably practicable. In such event, Windy City hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Fund (as defined in the Letter of Intent) as a result of such liquidation with respect to the WC Shares acquired in or after the IPO (“Claim”), and hereby waives any Claim Windy City may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. Windy City agrees to indemnify and hold harmless the Company, pro rata with the other directors of the Company based on the number of shares of Insider Shares held by each such individual, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor that is owed money by the Company for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund (as defined in the Letter of Intent).

3.           In order to minimize potential conflicts of interest that may arise from multiple affiliations, Windy City agrees to present to the Company for its consideration, prior to the undersigned’s exploitation of that opportunity in any way or the presentation to any other person or entity unless the opportunity is rejected by the Company, those opportunities to acquire an operating business or any real property or related assets Windy City reasonably believes are suitable opportunities for the Company, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.

4.            Windy City acknowledges and agrees that the Company will not consummate any Business Combination that involves a company that is affiliated with Windy City (“Affiliate”) unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Roth Capital that the business combination is fair to the Company’s stockholders from a financial perspective.

5.            Neither Windy City nor any of its Affiliates will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that Windy City shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination, and shall be allowed to charge the Company $7,500 per month, representing an allocable share of Windy City’s overhead to compensate it for the Company’s use of Windy City’s offices, utilities and personnel.

6.            Neither Windy City nor any of its Affiliates will be entitled to receive or accept a finder’s fee or any other compensation in the event Windy City or any of its Affiliates originates a Business Combination.

7.            Windy City has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

8.            As used herein, (i) a “Business Combination” shall mean an acquisition by the Company by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise and as otherwise described in the registration statement relating to the IPO, of an operating business or real property assets, one or more domestic or international assets or an operating business in the healthcare industry; (ii) “WC Shares” shall mean all of the shares of Common Stock of the Company owned by Windy City prior to the IPO; and (iii) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

9.            Windy City hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of Delaware or the United States District Court for the District of Delaware, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

WINDY CITY, INC.

By: /s/ Joel S. Kanter_______________
Name: Joel S. Kanter Title: President